Exhibit 99.1

Department of Environmental Quality To protect, conserve and enhance the quality of Wyoming’s environment for the benefit of current and future generations.
Matthew H. Mead, Governor		Todd Parfitt, Director

April 14, 2015

Nate Weinand

Antelope Coal LLC

Caller Box 3008

Gillette, WY 82717-3008

Michael Barrett

Cloud Peak Energy

385 Interlocken Crescent, Suite 400

Broomfield, CO 80021

Re:	Self-bond Renewal
Permit No. 525 – Self-bond No. SBC155 – TFN 6 6/140

Dear Mr. Weinand:

Please be advised that the division has completed its evaluation of the captioned self-bond renewal application. Based on the information provided, Cloud Peak Energy Inc. continues to qualify to guaranty the self-bond of the above permit.

Should you have any questions, please feel free to contact Kimber Wichmann of this office at (307) 777-7369.

Sincerely,

/s/ Todd Parfitt
Todd Parfitt
Director, Department of Environmental Quality

Herschler Building • 122 West 25th Street • Cheyenne, WY 82002 • http://deq.state.wy.us

ADMIN/OUTREACH	ABANDONED MINES	AIR QUALITY	INDUSTRIAL SITING	LAND QUALITY	SOLID & HAZ. WASTE	WATER QUALITY
(307) 777-7758	(307) 777-6145	(307) 777-7391	(307) 777-7369	(307) 777-7756	(307) 777-7752	(307) 777-7781
FAX 777-7682	FAX 777-6462	FAX 777-5616	FAX 777-5973	FAX 777-5864	FAX 777-5973	FAX 777-5973